EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

August 19, 2009

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2009

SECOND QUARTER RESULTS

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SECOND QUARTER REVENUE AND EPS WELL ABOVE COMPANY’S GUIDANCE AND CONSENSUS ESTIMATE

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FULL YEAR REVENUE AND EPS GUIDANCE INCREASED

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CASH POSITION INCREASES MORE THAN $100 MILLION OVER PRIOR YEAR

New York, New York – Phillips-Van Heusen Corporation [NYSE: PVH] reported 2009 second quarter and year to date results.

Non-GAAP Amounts:

The discussions in this release that refer to non-GAAP amounts exclude the items which are described below under the heading “Non-GAAP Exclusions,” as well as certain other amounts.  Reconciliations of GAAP to non-GAAP amounts are presented in the tables later in this release and identify and quantify all excluded items.

For the second quarter of 2009:

•

Earnings per share was $0.60 on a non-GAAP basis, which exceeded the high end of the Company’s guidance and the consensus estimate.  GAAP earnings per share was $0.51.  The prior year’s second quarter earnings per share was $0.66 on a non-GAAP basis and $0.56 on a GAAP basis.

•

Revenue was $529.3 million, which exceeded the high end of the Company’s guidance.  This amount decreased 1% compared to the prior year’s second quarter revenue on a non-GAAP basis of $535.0 million, which excludes $25.9 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, revenue decreased 6% from $561.0 million.

The Company’s wholesale and retail revenue was up slightly over the prior year’s non-GAAP amount.  All of the Company’s wholesale and retail divisions performed better than planned, particularly the Company’s wholesale and retail sportswear businesses.  Comparable store sales of the Company’s retail divisions declined 3% for the second quarter, a significant improvement from the first quarter’s decline of 8%.  Calvin Klein royalty revenue decreased 6% for the second quarter, which includes a $1.6 million negative impact from a stronger U.S. dollar.  On a constant exchange rate basis, Calvin Klein royalty revenue decreased 3%.

On a GAAP basis, the Company’s earnings before interest and taxes decreased 6% to $51.4 million from $54.5 million in the prior year.  On a non-GAAP basis, earnings before interest and taxes was $57.7 million in 2009, or a decrease of 9% from the prior year’s $63.2 million.  This decrease was primarily due to a $2.9 million decrease in the Calvin Klein licensing business resulting in part from the $1.6 million exchange rate impact noted above, and a $2.9 million decrease in the Company’s wholesale and retail businesses due to a moderate reduction in gross margin versus the prior year.

For the six months of 2009:

•

Earnings per share was $1.13 on a non-GAAP basis and $0.99 on a GAAP basis.  For the prior year’s six month period, earnings per share was $1.55 on a non-GAAP basis and $1.45 on a GAAP basis.

•

Revenue was $1,086.7 million.  This amount represents a 4% decrease compared to revenue on a non-GAAP basis of $1,136.9 million for the prior year’s six month period, which excludes $49.8 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, revenue decreased 8% from $1,186.7 million.

•

Calvin Klein royalty revenue decreased 3% entirely due to a $5.1 million impact of a stronger U.S. dollar.  On a constant exchange rate basis, Calvin Klein royalty revenue increased 2%.

Balance Sheet

The Company ended the second quarter with $369.6 million in cash, an increase of $109.1 million from the prior year’s second quarter.  Receivables and inventories ended the quarter down 8% and 7%, respectively, from the prior year balances and reflect the Company’s continued focus on managing working capital.

2009 Guidance

Full Year Guidance

The Company is increasing its 2009 earnings per share estimate to a range of $2.30 to $2.40 on a non-GAAP basis, which excludes certain amounts, principally consisting of $11.0 million of pre-tax costs that have been incurred in connection with the Company’s restructuring initiatives.  On a GAAP basis, the Company is currently projecting its 2009 earnings per share to be in a range of $2.16 to $2.26.  The Company’s previous earnings per share projections were $2.05 to $2.30 on a non-GAAP basis and $1.93 to $2.18 on a GAAP basis.

Total revenue for 2009 is currently projected to be in a range of $2.32 billion to $2.34 billion, a decrease of approximately 2% to 3% from the Company’s 2008 revenue on a non-GAAP basis of $2.40 billion, which excludes approximately $95 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, it is currently projected that 2009 revenue will decrease approximately 6% to 7% from 2008.  The Company previously projected that total revenue would decrease 3% to 4% on a non-GAAP basis and 7% to 8% on a GAAP basis.

The Company is currently projecting that Calvin Klein royalty revenue will be flat to down 2% in 2009, as the negative impact from a stronger U.S. dollar is expected to offset anticipated full year global licensee royalty growth of 1% to 2% on a constant exchange rate basis.  This expected royalty growth is principally comprised of a double digit decline in the fragrance business, relatively flat performance in jeans and underwear and strong increases in footwear, outerwear and women’s apparel.  Combined revenue of the Company’s wholesale and retail businesses is currently projected to decrease 2% to 3% in 2009 compared to the prior year amount on a non-GAAP basis, which excludes approximately $95 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  The percentage decrease in combined revenue of the Company’s wholesale and retail businesses on a GAAP basis is estimated to be approximately 7%.  The Company had previously projected that combined revenue of these businesses would decline 3% to 4% on a non-GAAP basis and 8% to 9% on a GAAP basis.  The Company’s retail divisions are currently estimating 2009 comparable store sales declines of 3% to 4% on a combined basis, an improvement from the previous guidance of declines of 6% to 7%.

Third Quarter Guidance

For the third quarter of 2009, earnings per share is currently expected to be $0.80 to $0.85.

Overall, the Company’s wholesale and retail businesses are planned relatively flat to the prior year's second half. However, the Company’s wholesale divisions anticipate certain revenue shifts from the third quarter into the fourth quarter due to (i) the aggressive inventory liquidation actions taken in last year's third quarter, and (ii) the desire, this year, of the Company's wholesale customers to receive holiday goods closer to selling.

Third quarter revenue is currently expected to be approximately $655 million to $665 million in 2009, or down 5% to 6% compared to third quarter 2008 revenue on a non-GAAP basis of $698.9 million, which excludes approximately $29 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  Third quarter 2009 revenue is expected to decrease approximately 9% to 10% from third quarter 2008 GAAP revenue.

The Company is currently projecting Calvin Klein royalty revenue to increase 1% to 2% in the third quarter due principally to anticipated global licensee royalty growth.  Based on current exchange rates, the negative impact of the stronger U.S. dollar that was experienced in the first half of the year is not expected to have as significant an impact for third quarter comparisons.

The percentage decline in combined revenue of the Company’s wholesale and retail businesses for the third quarter is projected to be approximately 6% to 8% compared to the prior year’s third quarter amount on a non-GAAP basis, which excludes approximately $29 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  The percentage decrease on a GAAP basis is estimated to be in a range of 10% to 12%.  The Company’s retail businesses are currently estimating 2009 third quarter comparable store sales declines of 2% to 3% on a combined basis.

Cash Flow

Cash flow for 2009 remains at an estimated $65 million to $75 million, which is after approximately $40 million of estimated capital spending.

CEO Comments

Commenting on these results, Emanuel Chirico, Chairman and Chief Executive Officer, noted, “We are extremely pleased with our second quarter results, as we were able to significantly exceed our previous revenue and earnings guidance despite the challenging economic environment.  As both consumers and our wholesale customers focus more and more on value, our nationally recognized brands, particularly Van Heusen, ARROW and IZOD, are well-positioned to respond to their demands.  The strong performance of our wholesale and retail sportswear businesses was proof of that this quarter.  While still cautious about the pace of economic recovery, given the improvement in business trends in the quarter and the strong positioning of our brands, along with maintaining the planned performance of Calvin Klein, we have raised our full year revenue and earnings guidance.”

Mr. Chirico continued, “We remain focused on our working capital management and continue to see the benefit of our tight inventory management.  We have a strong balance sheet, with $370 million of cash at the end of the second quarter.  This represents an increase of more than $100 million from the prior year.  We have no outstanding borrowings under our revolving credit facility and no maturities of long-term debt until 2011, and we believe that our strong financial position presents us with the ability to manage through current challenges while remaining well-positioned to capitalize on future growth opportunities.”

Mr. Chirico concluded, “While uncertainty about the economy persists, we are confident that our diversified business model puts us in a very strong position.  Our moderate brands are performing well and we continue to believe that Calvin Klein represents a significant growth opportunity that will be realized as the global economic downturn reverses.  While we remain prudent in our planning for this year, we continue to invest in all of our brands through advertising and capital investments to support our long-term growth and to keep our brands in the forefront of consumers’ minds when we emerge from this recession.”

Non-GAAP Exclusions

Exclusions used in calculating measures on a non-GAAP basis consist principally of the following:

•

Costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of the Company’s domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses.  Such costs associated with these initiatives are as follows:

o

Pre-tax costs of $11.0 million in 2009, of which $4.7 million was incurred in the first quarter and $6.3 million was incurred in the second quarter.

o

Pre-tax costs of $17.8 million that were incurred in the fourth quarter of 2008.  In addition, pre-tax non-cash fixed asset impairment charges of $63.8 million were recorded in the fourth quarter of 2008 that principally related to approximately 200 of the Company’s retail stores.

•

The 2008 operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which was exited during 2008.  The net pre-tax costs related to the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division were $17.7 million for the full year in 2008, incurred by quarter as follows:  pre-tax income of $0.6 million in the first quarter, and pre-tax costs of $8.7 million, $6.1 million and $3.5 million in the second, third and fourth quarters, respectively.  Revenue related to the Geoffrey Beene outlet retail division was $94.9 million for the full year 2008, incurred by quarter as follows:  $23.9 million, $25.9 million, $28.6 million and $16.5 million in the first, second, third and fourth quarters, respectively.

Please see reconciliations of GAAP to non-GAAP amounts later in this release.

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its second quarter earnings release is scheduled for Thursday, August 20, 2009 at 9:00 a.m. EST.  Please log on either to the Company’s web site at www.pvh.com and go to the News Releases page under the Investor Relations tab or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #1648322.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	8/2/09			8/3/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results

Net sales	$457,410		$457,410	$480,297	$25,932	$454,365
Royalty revenue	52,571		52,571	55,975		55,975
Advertising and other revenue	19,302		19,302	24,695		24,695
Total revenue	$529,283		$529,283	$560,967	$25,932	$535,035

Gross profit on net sales	$193,883	$ (923)	$194,806	$208,267	$10,373	$197,894
Gross profit on royalty, advertising
and other revenue	71,873		71,873	80,670		80,670
Total gross profit	265,756	(923)	266,679	288,937	10,373	278,564

Selling, general and administrative
expenses	214,307	5,333	208,974	234,451	19,060	215,391

Earnings (loss) before interest
and taxes	51,449	(6,256)	57,705	54,486	(8,687)	63,173

Interest expense, net	7,985		7,985	6,827		6,827

Pre-tax income (loss)	43,464	(6,256)	49,720	47,659	(8,687)	56,346

Income tax expense (benefit)	16,907	(1,533)	18,440	18,453	(3,239)	21,692

Net income (loss)	$ 26,557	$(4,723)	$ 31,280	$ 29,206	$ (5,448)	$ 34,654

Diluted net income per share(3)	$ 0.51		$ 0.60	$ 0.56		$ 0.66

(1)

Adjustments for the quarter ended August 2, 2009 represent the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; and (ii) additional tax expense of $0.8 million incurred in connection with the findings of recently completed audits of certain of the Company’s Federal tax returns.

(2)

Adjustments for the quarter ended August 3, 2008 represent the elimination of the operations of the Company’s Geoffrey Beene outlet retail division, which the Company exited during 2008.

(3)

Please see Note 2a to the Notes to Consolidated Income Statements for a reconciliation of diluted net income per share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Six Months Ended			Six Months Ended
	8/2/09			8/3/08
	Results			Results
	Under		Non-GAAP	Under	Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results

Net sales	$ 933,155		$ 933,155	$1,023,466	$49,787	$ 973,679
Royalty revenue	111,489		111,489	115,963		115,963
Advertising and other revenue	42,064		42,064	47,236		47,236
Total revenue	$1,086,708		$1,086,708	$1,186,665	$49,787	$1,136,878

Gross profit on net sales	$ 384,029	$(1,723)	$ 385,752	$ 436,528	$23,688	$ 412,840
Gross profit on royalty, advertising
and other revenue	153,553		153,553	163,199		163,199
Total gross profit	537,582	(1,723)	539,305	599,727	23,688	576,039

Selling, general and administrative
expenses	437,019	9,253	427,766	464,532	31,796	432,736

Gain on sale of investments				1,864		1,864

Earnings (loss) before interest
and taxes	100,563	(10,976)	111,539	137,059	(8,108)	145,167

Interest expense, net	15,845		15,845	13,339		13,339

Pre-tax income (loss)	84,718	(10,976)	95,694	123,720	(8,108)	131,828

Income tax expense (benefit)	33,450	(3,345)	36,795	47,713	(3,025)	50,738

Net income (loss)	$ 51,268	$(7,631)	$ 58,899	$ 76,007	$ (5,083)	$ 81,090

Diluted net income per share(3)	$ 0.99		$ 1.13	$ 1.45		$ 1.55

(1)

Adjustments for the six months ended August 2, 2009 represent the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; and (ii) additional tax expense of $0.8 million incurred in connection with the findings of recently completed audits of certain of the Company’s Federal tax returns.

(2)

Adjustments for the six months ended August 3, 2008 represent the elimination of the operations of the Company’s Geoffrey Beene outlet retail division, which the Company exited during 2008.

(3)

Please see Note 2b to the Notes to Consolidated Income Statements for a reconciliation of diluted net income per share.

Notes to Consolidated Income Statements:

1.

The Company believes presenting its 2009 results excluding the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008 and the impact of the findings of recently completed audits of certain of the Company’s Federal tax returns, and its 2008 results excluding the operating results of the Company’s Geoffrey Beene outlet retail division, which both are on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results excluding the costs associated with its restructuring initiatives and the operating results of the Geoffrey Beene outlet retail division are also the basis for certain incentive compensation calculations.

2a.

The Company computed its quarterly diluted net income per share as follows:

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	8/2/09			8/3/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results

Net income (loss)	$26,557	$(4,723)(1)	$31,280	$29,206	$(5,448)(2)	$34,654

Weighted average common
shares outstanding	51,605		51,605	51,428		51,428
Weighted average impact of
dilutive securities	589		589	1,033		1,033

Total shares	52,194		52,194	52,461		52,461

Diluted net income per share	$ 0.51		$ 0.60	$ 0.56		$ 0.66

(1)

Represents the impact on net income from the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; and (ii) additional tax expense of $0.8 million incurred in connection with the findings of recently completed audits of certain of the Company’s Federal tax returns.

(2)

Represents the impact on net income from the elimination of the operating results of the Company’s Geoffrey Beene outlet retail division, which the Company exited during 2008.

2b.

The Company computed its year to date diluted net income per share as follows:

(In thousands, except per share data)

	Six Months Ended			Six Months Ended
	8/2/09			8/3/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results

Net income (loss)	$51,268	$(7,631)(1)	$58,899	$76,007	$(5,083)(2)	$81,090

Weighted average common
shares outstanding	51,558		51,558	51,383		51,383
Weighted average impact of
dilutive securities	480		480	987		987

Total shares	52,038		52,038	52,370		52,370

Diluted net income per share	$ 0.99		$ 1.13	$ 1.45		$ 1.55

(1)

Represents the impact on net income from the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses; and (ii) additional tax expense of $0.8 million incurred in connection with the findings of recently completed audits of certain of the Company’s Federal tax returns.

(2)

Represents the impact on net income from the elimination of the operating results of the Company’s Geoffrey Beene outlet retail division, which the Company exited during 2008.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	August 2,	August 3,
	2009	2008
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 369,596	$ 260,505
Receivables	173,183	187,822
Inventories	302,286	325,140
Other Current Assets	40,526	38,749
Total Current Assets	885,591	812,216
Property, Plant and Equipment	183,530	248,351
Goodwill and Other Intangible Assets	1,137,150	1,094,498
Other Assets	26,917	44,470
	$2,233,188	$2,199,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 358,390	$ 293,851
Other Liabilities	420,326	468,215
Long-Term Debt	399,576	399,560
Stockholders’ Equity	1,054,896	1,037,909
	$2,233,188	$2,199,535

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Quarter Ended			Quarter Ended
	8/2/09			8/3/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results
Revenue – Wholesale and Retail
Net sales	$454,064		$454,064	$477,302	$25,932	$451,370
Royalty revenue	5,755		5,755	5,988		5,988
Advertising and other revenue	435		435	1,741		1,741
Total	460,254		460,254	485,031	25,932	459,099

Revenue – Calvin Klein Licensing
Royalty revenue	46,816		46,816	49,987		49,987
Advertising and other revenue	18,867		18,867	22,954		22,954
Total	65,683		65,683	72,941		72,941

Revenue – Other(3)
Net sales	3,346		3,346	2,995		2,995
Total	3,346		3,346	2,995		2,995

Total Revenue
Net sales	457,410		457,410	480,297	25,932	454,365
Royalty revenue	52,571		52,571	55,975		55,975
Advertising and other revenue	19,302		19,302	24,695		24,695
Total	$529,283		$529,283	$560,967	$25,932	$535,035

Earnings (loss) before interest
and taxes – Wholesale and Retail	$ 32,037	$(1,932)	$ 33,969	$ 28,167	$ (8,687)	$36,854

Earnings before interest and
taxes – Calvin Klein Licensing	40,503		40,503	43,380		43,380

Loss before interest and
taxes – Other(3)	(21,091)	(4,324)	(16,767)	(17,061)		(17,061)

Earnings (loss) before interest
and taxes	$ 51,449	$(6,256)	$ 57,705	$ 54,486	$ (8,687)	$ 63,173

The domestic and international components of earnings (loss) before interest and taxes were as follows:

	Quarter Ended			Quarter Ended
	8/2/09			8/3/08
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(2)	Non-GAAP

Domestic	$32,708	$(6,078)	$38,786	$32,047	$(8,687)	$40,734
%	64%	97%	67%	59%	100%	64%
International	18,741	(178)	18,919	22,439		22,439
%	36%	3%	33%	41%		36%
Total	$51,449	$(6,256)	$57,705	$54,486	$(8,687)	$63,173
%	100%	100%	100%	100%	100%	100%

(1)

Adjustments for the quarter ended August 2, 2009 represent the elimination of the pre-tax costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses.

(2)

Adjustments for the quarter ended August 3, 2008 represent the elimination of the operations of the Company’s Geoffrey Beene outlet retail division, which the Company exited during 2008.

(3)

The results of the Company’s Calvin Klein Collection wholesale business, and corporate expenses not allocated to any reportable segments, are included in Other.

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Six Months Ended			Six Months Ended
	8/2/09			8/3/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results
Revenue – Wholesale and Retail
Net sales	$ 924,268		$ 924,268	$1,013,333	$49,787	$ 963,546
Royalty revenue	10,913		10,913	12,233		12,233
Advertising and other revenue	1,880		1,880	3,636		3,636
Total	937,061		937,061	1,029,202	49,787	979,415

Revenue – Calvin Klein Licensing
Royalty revenue	100,576		100,576	103,730		103,730
Advertising and other revenue	40,184		40,184	43,600		43,600
Total	140,760		140,760	147,330		147,330

Revenue – Other(3)
Net sales	8,887		8,887	10,133		10,133
Total	8,887		8,887	10,133		10,133

Total Revenue
Net sales	933,155		933,155	1,023,466	49,787	973,679
Royalty revenue	111,489		111,489	115,963		115,963
Advertising and other revenue	42,064		42,064	47,236		47,236
Total	$1,086,708		$1,086,708	$1,186,665	$49,787	$1,136,878

Earnings (loss) before interest
and taxes – Wholesale and Retail	$ 61,897	$ (5,879)	$ 67,776	$ 89,568	$ (8,108)	$ 97,676

Earnings before interest and
taxes – Calvin Klein Licensing	76,212		76,212	78,726		78,726

Loss before interest and
taxes – Other(3)	(37,546)	(5,097)	(32,449)	(31,235)		(31,235)

Earnings (loss) before interest
and taxes	$ 100,563	$(10,976)	$ 111,539	$ 137,059	$ (8,108)	$ 145,167

The domestic and international components of earnings (loss) before interest and taxes were as follows:

	Six Months Ended			Six Months Ended
	8/2/09			8/3/08
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(2)	Non-GAAP

Domestic	$ 63,942	$(10,184)	$ 74,126	$ 89,395	$(8,108)	$ 97,503
%	64%	93%	66%	65%	100%	67%
International	36,621	(792)	37,413	47,664		47,664
%	36%	7%	34%	35%		33%
Total	$100,563	$(10,976)	$111,539	$137,059	$(8,108)	$145,167
%	100%	100%	100%	100%	100%	100%

(1)

Adjustments for the six months ended August 2, 2009 represent the elimination of the pre-tax costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity and other initiatives to reduce corporate and administrative expenses.

(2)

Adjustments for the six months ended August 3, 2008 represent the elimination of the operations of the Company’s Geoffrey Beene outlet retail division, which the Company exited during 2008.

(3)

The results of the Company’s Calvin Klein Collection wholesale business, and corporate expenses not allocated to any reportable segments, are included in Other.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliations of GAAP to non-GAAP 2009 Estimates

The Company believes presenting its estimated 2009 results excluding the costs incurred in connection with its restructuring initiatives announced in the fourth quarter of 2008 and the impact of the findings of recently completed audits of certain of the Company’s Federal tax returns, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company has provided the reconciliations set forth below to present its estimates of earnings per share on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s earnings per share excluding the costs associated with its restructuring initiatives is also the basis for certain incentive compensation calculations.  Additionally, the Company believes presenting its 2009 revenue change from 2008 excluding the revenue of its Geoffrey Beene outlet retail division, which is on a non-GAAP basis, provides useful additional information to investors by eliminating amounts that it believes are not comparable between periods due to the closure of the Geoffrey Beene outlet retail division.

2009 Full Year Earnings Per Share

GAAP earnings per share estimated range	$2.16 - $2.26

Estimated per share impact of restructuring initiatives and the findings of recently completed audits of certain of the Company’s Federal tax returns (pre-tax charges of approximately
$11.0 million, or $7.6 million after-tax)	$0.14

Estimated earnings per share range excluding restructuring initiatives and the impact of the
findings of recently completed audits of certain of the Company’s Federal tax returns	$2.30 - $2.40

Full Year Revenue
(dollar amounts in millions)
	Consolidated Company					Combined Wholesale and Retail Businesses
	2009			2008	% Change	2009			2008	% Change

GAAP revenue	$2,324.0	-	$2,344.0	$2,491.9	(7)% - (6)%	$2,005.0	-	$2,025.0	$2,166.4	(7)%

Geoffrey Beene outlet retail
division revenue				$ 94.9					$ 94.9

Revenue excluding Geoffrey
Beene outlet retail division	$2,324.0	-	$2,344.0	$2,397.1	(3)% - (2)%	$2,005.0	-	$2,025.0	$2,071.6	(3)% - (2)%

Third Quarter Revenue
(dollar amounts in millions)
	Consolidated Company					Combined Wholesale and Retail Businesses
	2009			2008	% Change	2009			2008	% Change

GAAP revenue	$655.0	-	$665.0	$727.5	(10)% - (9)%	$560.0	-	$570.0	$636.2	(12)% - (10)%

Geoffrey Beene outlet retail
division revenue				$ 28.6					$ 28.6

Revenue excluding Geoffrey
Beene outlet retail division	$655.0	-	$665.0	$698.9	(6)% - (5)%	$560.0	-	$570.0	$607.6	(8)% - (6)%